CONTINUING, ABSOLUTE AND UNCONDITIONAL GUARANTY AGREEMENT


In consideration of Laurentian Bank of Canada, a Canadian Chartered Bank having a branch at 989 Derry Road East, Suite 303, Mississauga, Ontario L5T 2J8, (the "Lender") heretofore or hereafter (1) extending or agreeing to extend any credit or other financial accommodation to or relying on any guaranty, endorsement or other assurance of payment of Dumex Medical Canada Inc., a corporation residing at, or organized under the law of Canada and having its chief executive office at 104 Shorting Road, Toronto, Ontario M1S 3S4 (the "Borrower") or (2) agreeing to any direct or indirect extension, renewal, refinancing or other modification or replacement of or waiving or forbearing from exercising any right or remedy relating to any obligation heretofore or hereafter arising or accruing as a result of any such credit or other financial accommodation, and for other valuable consideration, the receipt of which is acknowledged, Sunshine Products, Inc., a corporation residing at, or organized under the law of the State of Missouri and having its chief executive office at 214 Carnegie Centre, Suite 100, Princeton, NJ 08540, (the "Guarantor") agrees with the Lender as follows:

1.   DEFINITIONS

     In this Agreement:

     (a) Claim: "Claim" means any claim, however asserted and whether now existing or hereafter arising or accruing, for (i) the recovery of any money or Collateral heretofore or hereafter received, applied or retained by the Lender in payment or satisfaction of any of the Obligations (including, but not limited to, any such claim involving any allegation that any money constituted trust funds or that the receipt, application or retention of any money or Collateral or the grant, perfection or other creation or protection of any security interest in or other lien on any Collateral constituted a preference or fraudulent conveyance or transfer) or (ii) whether or not correctly or legally imposed, any tax, assessment, fee, charge, interest, fine or penalty imposed by any government, political subdivision or other taxing authority, or any deduction or withholding for any such tax, assessment, fee, charge, interest, fine or penalty required, as a result of the execution, delivery to the Lender or performance by the Guarantor of, any filing or registration of or with respect to, or any payment made pursuant to, this Agreement or otherwise in connection with this Agreement other than any income or franchise tax imposed on the Lender by any government, political subdivision or other taxing authority or any interest, fine or penalty relating to any such income or franchise tax.

     (b)  Collateral: "Collateral" means, other than any guaranty pursuant to
          Section 2 of this Agreement, (i) any collateral, subordination, guaranty, endorsement or other security or assurance of payment, whether now existing or hereafter arising or accruing, that now or hereafter secures the payment of or is otherwise applicable to any of the Obligations or any obligation of the Guarantor pursuant to this Agreement or (ii) any obligation of the Lender, whether pursuant to any deposit account or certificate of deposit or otherwise, that is now or hereafter available for setoff against any of the Obligations or any obligation of the Guarantor pursuant to this Agreement.

     (c) Obligations: The "Obligations" means collectively all obligations to the Lender in any capacity for (i) the payment of any money, however evidenced, regardless of kind, class or form, whether for the payment of any principal, interest, fee, charge, cost or expense or otherwise, incurred for any business, commercial or agricultural purpose or otherwise, now existing or hereafter arising or accruing, created directly or by any assignment or other transfer, direct or indirect, absolute or contingent (whether pursuant to any guaranty, endorsement or other assurance of payment or otherwise), similar or dissimilar or related or unrelated and whether or not arising or accrued subsequent to any commencement of or made, proved, voted or allowed as a claim in any case or other proceeding pursuant to any bankruptcy, insolvency or similar statute, or (ii) the performance of any obligation other than an obligation to pay any money that have been heretofore or are hereafter incurred by, in any capacity and whether alone or otherwise, the Borrower or, if the Borrower is not an individual, any direct or indirect successor of the Borrower or any direct or indirect transferee of all or substantially all of the assets of the Borrower.

     (d) Other Obligor: "Other Obligor" means, other than the Guarantor and the Borrower, any Person who or that is now or hereafter liable, whether directly or indirectly or absolutely or contingently, for the payment of any of the Obligations.

     (e) Person: "Person" means (i) any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated association, government, political subdivision or other taxing authority, (ii) any court, agency or other governmental body or (iii) any other entity, body, organization or group.

2.   GUARANTY

     The Guarantor guarantees, without any setoff or other deduction, in lawful money of Canada and in immediately available funds, the payment when due, whether by acceleration or lapse of time or otherwise, of the Obligations without any limitation as to amount. Such guaranty is a continuing, absolute and unconditional guaranty and a guaranty of payment rather than collection.

3.   REINSTATEMENT OF OBLIGATIONS

     Each portion of the Obligations heretofore or hereafter paid or satisfied by any money or Collateral heretofore or hereafter received, applied or retained by the Lender and later recovered from the Lender as a result of any Claim shall be reinstated as part of the Obligations for purposes of this Agreement as of the date it originally arose or accrued.

4.   INDEMNIFICATION

     The Guarantor shall indemnify the Lender on demand, without any limitation as to amount, against each liability, cost and expense (including, but not limited to, if the Lender retains counsel for advice, litigation or any other purpose, reasonable attorneys' fees and disbursements) heretofore or hereafter imposed on, incurred by or asserted against the Lender as a result of any Claim.

5.   EXPENSES

     The Guarantor shall pay to the Lender on demand each reasonable out-of-pocket cost and expense (including, but not limited to, if the Lender retains counsel for advice, litigation or any other purpose, reasonable attorneys' fees and disbursements) hereafter incurred by the Lender in endeavouring to enforce any obligation of the Guarantor pursuant to this Agreement or preserve or exercise any right or remedy of the Lender pursuant to this Agreement or arising or accruing as a result of this Agreement.

6.   FURNISHING OF INFORMATION

     Promptly upon the request of the Lender, the Guarantor shall furnish to the Lender all information reasonably requested by the Lender and relating to the Guarantor or the business, operations, assets, affairs or condition (financial or other) of the Guarantor (including, but not limited to, financial statements prepared in a form satisfactory to the Lender and, if reasonably requested by the Lender, audited, reviewed or compiled by an independent certified public accountant satisfactory to the Lender).

7.   POSTPONEMENT OF RIGHT OF SUBROGATION AND SIMILAR RIGHTS

     Until (a) the final and indefeasible payment in full of (i) the Obligations, (ii) each liability, cost and expense that the Guarantor is obligated to pay pursuant to Section 4 of this Agreement and (iii) each cost and expense that the Guarantor is obligated to pay pursuant to Section 5 of this Agreement and (b) the expiration or other termination of each commitment and other agreement of the Lender to extend any credit or other financial accommodation to the Borrower, the Guarantor shall not exercise, commence or prosecute any action or other legal proceeding relating to or otherwise enforce, or attempt or agree or otherwise incur any obligation to exercise, commence or prosecute any action or other legal proceeding relating to or otherwise enforce, whether now existing or hereafter arising or accruing, any right of subrogation, indemnification, reimbursement or contribution, or any similar right, against the Borrower or any Other Obligor in connection with this Agreement or any of the Obligations (including, but not limited to, pursuant to any agreement, instrument or other document providing any Collateral).

8.   TERMINATION

     This Agreement shall remain in full force and effect until and shall terminate only upon (a) the actual receipt by an officer of the Lender at the chief executive office of the Lender of a written notice of (i) the termination of this Agreement by the Guarantor or (ii) the dissolution or cessation of existence of the Guarantor, (b) the expiration of a reasonable period of time for the Lender to act upon such written notice and (c) the final and indefeasible payment in full of (i) each portion of the Obligations (A) arising or accrued before such receipt of such written notice and the expiration of such period of time, (B) thereafter arising or accruing as a result of any credit or other financial accommodation theretofore committed or otherwise agreed to by the Lender or (C) thereafter arising or accruing as a result of any of the Obligations described in clause (c)(i)(A) or (B) of this sentence (including, but not limited to, (I) all interest, fees, charges, costs and expenses thereafter arising or accruing with respect to any of the Obligations described in such clause (c)(i)(A) or (B) and (II) all of the Obligations thereafter arising or accruing as a result of any direct or indirect extension, renewal, refinancing or other modification or replacement of any of the Obligations described in such clause (c)(i)(A) or (B)), (ii) each liability, cost and expense that the Guarantor is obligated to pay pursuant to Section 4 of this Agreement with respect to any Claim theretofore or thereafter arising with respect to any of the Obligations described in clause (c)(i) of this sentence and (iii) each cost and expense that the Guarantor is obligated to pay pursuant to Section 5 of this Agreement, whether theretofore or thereafter arising or accruing.

9.   Representations and Warranties

     The Guarantor represents and warrants to the Lender that (a) the execution, delivery to the Lender and performance of this Agreement by the Guarantor (i) do not and will not violate applicable law, any judgment or order of any court, agency or other governmental body by which the Guarantor is bound or, if the Guarantor is not an individual, any certificate or articles of incorporation or organization, by-laws, operating or partnership agreement or other charter, organizational or other governing document of the Guarantor or any resolution or other action of record of any shareholders, members, directors or managers of the Guarantor, (ii) do not and will not violate or constitute any default under any material agreement, instrument or other document by which the Guarantor is bound, (iii) if the Guarantor is not an individual, are and will be in furtherance of the purposes and within the power and authority of the Guarantor and (iv) do not and will not require any authorization of, notice to or other act by or relating to any Person (including, but not limited to, if the Guarantor is not an individual, any shareholder, member, director or manager of the Guarantor) that has not been duly obtained, given or done and is not in full force and effect and (b) this Agreement is enforceable in accordance with its terms against the Guarantor subject to only to the following qualifications:

     (i) an order of specific performance and an injunction are discretionary remedies, and in particular, may not be available where damages are considered an adequate remedy; and

     (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws generally affecting enforceability of creditor's rights.

10.  CERTAIN CONSENTS AND WAIVERS

     (a) Consents: Except to the extent expressly provided in this Agreement, this Agreement shall not be modified or terminated, no obligation of the Guarantor pursuant to this Agreement and no right or remedy of the Lender pursuant to this Agreement or arising or accruing as a result of this Agreement shall be impaired or otherwise adversely affected, and no such right or remedy shall be waived, by any act, omission or other thing, whether heretofore occurred or hereafter occurring. The Guarantor knowingly, voluntarily, intentionally and irrevocably consents, without any notice, to each act, omission and other thing, whether heretofore occurred or hereafter occurring, that would or might, but for such consent, modify or terminate this Agreement, impair or otherwise adversely affect any such obligation, right or remedy or operate as a waiver of any such right or remedy. Without limiting the generality of the preceding two sentences, this Agreement shall not be modified or terminated, no such obligation, right or remedy shall be impaired or otherwise adversely affected by, no such right or remedy shall be waived by, and such consent shall apply to, whether heretofore occurred or hereafter occurring, (i) any direct or indirect extension, renewal, refinancing or other modification or replacement of, or any assignment or other transfer, compromise, cancellation, discharge, invalidity, impairment, unenforceability or change in any term or condition of, defence with respect to or grant of any participation in, any of the Obligations or any other obligation of the Guarantor, the Borrower or any Other Obligor or other Person, (ii) any acceptance of any Other Obligor, (iii) any taking, increase or decrease in value, impairment or release of, collection or sale, lease or other disposition of or other realization upon or failure or delaying to call for, take any property as, hold, preserve, protect, insure or collect, sell, lease or otherwise dispose of or otherwise realize upon any Collateral, (iv) any failure or delaying to perfect, keep perfected or maintain the priority of any security interest in or other lien on any Collateral, (v) any exercise or waiver of, failure or delaying to exercise, forbearance from exercising or failure to give any notice prior to exercising any right or remedy of the Lender or any other Person relating to any of the Obligations or any Collateral or against the Guarantor, the Borrower or any Other Obligor or other Person, (vi) any case or other proceeding pursuant to any bankruptcy, insolvency or similar statute with respect to the Guarantor, the Borrower or any Other Obligor or other Person, (vii) any failure of the Lender or any other Person to make, prove or vote any claim relating to any of the Obligations or any Collateral, or any failure of any such claim to be allowed, in any case or other proceeding pursuant to any bankruptcy, insolvency or similar statute, (viii) the Obligations being at any time or from time to time paid in full or reduced and then increased or exceeding any amount, (ix) any refusal or other failure of the Lender or any other Person to grant any or any additional credit or other financial accommodation to the Guarantor, the Borrower or any Other Obligor or other Person or provide to the Guarantor any or complete and accurate information relating to the Borrower or any Other Obligor or other Person or the business, operations, assets, affairs or condition (financial or other) of the Borrower or any Other Obligor or other Person, (x) any notice to the Lender or any other Person from the Guarantor, the Borrower or any Other Obligor or other Person not to grant any or any additional credit or other financial accommodation to the Borrower or to take or not to take any other action, (xi) the acceptance by the Lender or any other Person of any writing intended by the Guarantor, the Borrower or any Other Obligor or other Person but not by the Lender to create an accord and satisfaction with respect to any of the Obligations or any other obligation of the Guarantor, the Borrower or any Other Obligor or other Person, (xii) the manner or order of any collection or sale, lease or other disposition of or other realization upon any Collateral, (xiii) the manner or order of application of any money applied in payment of any of the Obligations, (xiv) any change in the ownership, membership, location, business, name, identity or structure of the Guarantor, the Borrower or any Other Obligor or other Person or (xv) the execution and delivery to the Lender by the Guarantor, the Borrower or any Other Obligor or other Person of any agreement, instrument or other document providing any Collateral.

     (b) Waivers: The Guarantor knowingly, voluntarily, intentionally and irrevocably waives, without any notice, each act and other thing upon which, but for such waiver, any obligation of the Guarantor pursuant to this Agreement or any right or remedy of the Lender pursuant to this Agreement or arising or accruing as a result of this Agreement would or might be conditioned. Without limiting the generality of the preceding sentence, no such obligation, right or remedy shall be conditioned upon, and such waiver shall apply to, (i) the acceptance of this Agreement by the Lender, (ii) any demand upon or presentment or protest to the Guarantor, the Borrower or any Other Obligor or other Person, (iii) any exercise of any right or remedy of the Lender or any other Person relating to any of the Obligations or any Collateral or against the Guarantor, the Borrower or any Other Obligor or other Person or (iv) any notice to the Guarantor, the Borrower or any Other Obligor or other Person of the acceptance of this Agreement by the Lender, any incurring or non-payment of any of the Obligations, any occurrence or existence of any event or condition of default relating to any of the Obligations or any Collateral, any decrease in the value of any Collateral, any exercise of any right or remedy of the Lender or any other Person relating to any of the Obligations or any Collateral or against the Guarantor, the Borrower or any Other Obligor or other Person, any action taken or not taken by the Lender or any other Person or any other matter.

11.  NOTICES AND OTHER COMMUNICATIONS

     Each notice and other communication relating to this Agreement (i) may be given in writing or by facsimile, (ii) if given in writing, may be directed to the last address shown in the records of the sender relating to this Agreement,
(iii) if sent by mail or overnight courier service, shall be deemed to have been given when deposited in the mail, first-class or certified postage prepaid, or accepted by any post office or overnight courier service for delivery and to have been received by upon the earlier of (A) the actual receipt thereof or (B) three days after being so deposited or accepted and (iv) if given by facsimile, may be directed to the last telephone number for receipt of facsimiles shown in the records of the sender relating to this Agreement.

12.  MISCELLANEOUS

     (a) Limitation on Guaranty: The payment of the Obligations shall not be guaranteed by the Guarantor pursuant to Section 2 of this Agreement to the extent of any amount in excess of the maximum amount that can be so guaranteed without rendering such guaranty unenforceable under applicable law as a fraudulent conveyance or transfer.

     (b) Effect on Other Agreements, Instruments and Other Documents: The execution, delivery to the Lender and performance of this Agreement by the Guarantor shall not modify or terminate any other agreement, instrument or other document (including, but not limited to, any agreement, instrument or other document providing any Collateral) by which the Guarantor, the Borrower or any Other Obligor or other Person is bound or impair or otherwise adversely affect any obligation of the Guarantor, the Borrower or any Other Obligor or other Person pursuant to any such other agreement, instrument or other document.

     (c) Right of Setoff: Upon and at any time and from time to time after any default in the payment when due, whether by acceleration or lapse of time or otherwise, of any of the Obligations or any occurrence or existence of any other event or condition of default relating to any of the Obligations, the Lender shall have the right to place an administrative hold on, and set off against each obligation of the Guarantor pursuant to this Agreement, each obligation of the Lender to, in any capacity and whether alone or otherwise, the Guarantor, whether now existing or hereafter arising or accruing, whether pursuant to any deposit account or certificate of deposit or otherwise. Such setoff shall become effective at the time the Lender opts therefor even though evidence thereof is not entered in the records of the Lender until later.

     (d) Assignment or Grant of Participation: In conjunction with any assignment or other transfer of or grant of any participation in any of the Obligations by the Lender, the Lender shall have the right to assign or otherwise transfer or grant any participation in this Agreement, any obligation of the Guarantor pursuant to this Agreement or any right or remedy of the Lender pursuant to this Agreement or arising or accruing as a result of this Agreement.

     (e) Canadian Currency: Any obligation of the Guarantor to make any payment pursuant to this Agreement in lawful currency of Canada shall, notwithstanding any judgment therefor in lawful currency of the United States, be discharged by a payment to the Lender on account of such judgment in lawful currency of the United States only to the extent that on the first business day of the Lender following the date of receipt by the Lender of such payment the Lender is able, in accordance with normal banking procedures, purchase lawful currency of Canada with the amount of lawful currency of the United States so paid. If the amount of lawful currency of Canada that may be so purchased is less than the amount due in such currency, the Guarantor shall, as an obligation separate from and independent of any other obligation of the Guarantor pursuant to this Agreement, indemnify the Lender on demand against such deficiency and remit to the Lender on demand the amount of such currency equal to the amount of such deficiency.

     (f) Deduction or Withholding: Any payment pursuant to this Agreement made by the Guarantor shall be made without any setoff or counterclaim and free and clear of and without any deduction or withholding for any tax, assessment, fee, charge, fine or penalty imposed by any government, political subdivision or other taxing authority; provided, however, that, if such deduction or withholding is required by applicable law, (i) such payment shall include such additional amount as is necessary to result in the net amount of such payment after such deduction or withholding not being less than the amount of such payment without such deduction or withholding, (ii) the Guarantor shall make such deduction or withholding and (iii) the Guarantor shall pay the amount of such deduction or withholding as required by applicable law.

     (g) Binding Effect: This Agreement shall be binding upon the Guarantor and each direct or indirect successor and assignee of the Guarantor and shall inure to the benefit of and be enforceable by the Lender and each direct or indirect successor and assignee of the Lender.

     (h) Entire Agreement, Modifications and Waivers: This Agreement contains the entire agreement between the Lender and the Guarantor with respect to the subject matter of this Agreement and supersedes each action heretofore taken or not taken, each course of conduct heretofore pursued, accepted or acquiesced in, and each oral, written or other agreement and representation heretofore made, by or on behalf of the Lender with respect thereto. No action heretofore or hereafter taken or not taken, no course of conduct heretofore or hereafter pursued, accepted or acquiesced in, no oral, written or other agreement or representation heretofore made, and no agreement or representation hereafter made other then in writing, by or on behalf of the Lender shall modify or terminate this Agreement, impair or otherwise adversely affect any obligation of the Guarantor pursuant to this Agreement or any right or remedy of the Lender pursuant to this Agreement or arising or accruing as a result of this Agreement or operate as a waiver of any such right or remedy. No modification of this Agreement or waiver of any such right or remedy shall be effective unless made in a writing duly executed by the Lender and specifically referring to such modification or waiver.

     (i) Rights and Remedies Cumulative: All rights and remedies of the Lender pursuant to this Agreement or arising or accruing as a result of this Agreement shall be cumulative, and no such right or remedy shall be exclusive of any other such right or remedy.

     (j) Extent of Consents and Waivers: Each consent and waiver of the Guarantor contained in this Agreement shall be deemed to have been given to the extent permitted by applicable law.

     (k) Exercise of Rights; Requests: Except as expressly provided in this Agreement, each right and remedy of the Lender pursuant to this Agreement or arising or accruing as a result of this Agreement may be exercised (i) at any time and from time to time, (ii) in the sole discretion of the Lender, (iii) without any notice or demand of any kind and (iv) whether or not any event or condition of default relating to any of the Obligations or any Collateral has occurred or existed, but the Lender shall not be obligated to exercise any such right or remedy. Each such right and remedy may be exercised only to the extent that the exercise thereof does not violate applicable law. Each request by the Lender pursuant to this Agreement may be made (i) at any time and from time to time, (ii) in the sole discretion of the Lender and (iii) whether or not any Event of Default or any other event or condition of default relating to any of the Obligations or any Collateral has occurred or existed.

     (l) Severability: Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If, however, any such provision shall be prohibited by or invalid under such law, it shall be deemed modified to conform to the minimum requirements of such law, or, if for any reason it is not deemed so modified, it shall be prohibited or invalid only to the extent of such prohibition or invalidity without the remainder thereof or any other such provision being prohibited or invalid.

     (m) Governing Law: This Agreement shall be governed by and construed, interpreted and enforced in accordance with the law of the State of Missouri and the federal law of the United States without regard to the law of any other jurisdiction.

     (n) Headings: In this Agreement, headings of sections are for convenience of reference only and have no substantive effect.

13.  CONSENTS AND WAIVERS RELATING TO LEGAL PROCEEDINGS

     (a) JURISDICTIONAL CONSENTS AND WAIVERS. EACH OF THE PARTIES KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY (I) CONSENTS IN EACH ACTION AND OTHER LEGAL PROCEEDING COMMENCED BY THE LENDER AND ARISING OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT, ANY OF THE OBLIGATIONS OR ANY COLLATERAL TO THE NONEXCLUSIVE PERSONAL JURISDICTION OF ANY COURT THAT IS EITHER A COURT OF RECORD OF THE STATE OF MISSOURI OR A COURT OF THE UNITED STATES LOCATED IN THE STATE OF MISSOURI, (II) WAIVES EACH OBJECTION TO THE LAYING OF VENUE OF ANY SUCH ACTION OR OTHER LEGAL PROCEEDING, (III) WAIVES PERSONAL SERVICE OF PROCESS IN EACH SUCH ACTION AND OTHER LEGAL PROCEEDING, (IV) CONSENTS TO THE MAKING OF SERVICE OF PROCESS IN EACH SUCH ACTION AND OTHER LEGAL PROCEEDING BY REGISTERED MAIL DIRECTED TO THE LAST ADDRESS SHOWN IN THE RECORDS RELATING TO THIS AGREEMENT MAINTAINED BY THE SENDER, WITH SUCH SERVICE OF PROCESS TO BE DEEMED COMPLETED FIVE DAYS AFTER THE MAILING THEREOF,
          (V) WAIVES IN EACH SUCH ACTION AND OTHER LEGAL PROCEEDING EACH RIGHT TO ASSERT ANY NONMANDATORY COUNTERCLAIM, ANY SETOFF OR ANY DEFENCE BASED UPON ANY STATUTE OF LIMITATIONS OR CLAIM OF LACHES, (VI) WAIVES EACH RIGHT TO ATTACK ANY FINAL JUDGMENT THAT IS OBTAINED AS A RESULT OF ANY SUCH ACTION OR OTHER LEGAL PROCEEDING AND (VII) CONSENTS TO EACH SUCH FINAL JUDGMENT BEING SUED UPON IN ANY COURT HAVING JURISDICTION WITH RESPECT THERETO AND ENFORCED IN THE JURISDICTION IN WHICH SUCH COURT IS LOCATED AS IF ISSUED BY SUCH COURT.

     (b) WAIVER OF TRIAL BY JURY AND CLAIMS TO CERTAIN DAMAGES. EACH OF THE PARTIES (I) KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES EACH RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO, AND EACH RIGHT TO ASSERT ANY CLAIM FOR DAMAGES (INCLUDING, BUT NOT LIMITED TO, PUNITIVE DAMAGES) IN ADDITION TO ACTUAL DAMAGES IN, ANY ACTION OR OTHER LEGAL PROCEEDING, WHETHER BASED ON ANY CONTRACT OR NEGLIGENT, INTENTIONAL OR OTHER TORT OR OTHERWISE, ARISING OUT OF OR OTHERWISE RELATING TO (A) THIS AGREEMENT, ANY OF THE OBLIGATIONS OR ANY COLLATERAL, (B) ANY TRANSACTION ARISING OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT, ANY OF THE OBLIGATIONS OR ANY COLLATERAL OR (C) ANY NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT, ANY OF THE OBLIGATIONS OR ANY COLLATERAL AND (III) CERTIFIES THAT NEITHER THE PARTY NOR ANY REPRESENTATIVE OF THE PARTY HAS REPRESENTED THAT IT WILL NOT SEEK TO ENFORCE THE WAIVER MADE IN THIS SECTION 13(b).

Dated August               , 2002
             --------------

                               SUNSHINE PRODUCTS INC.



                               Per:
                                     -------------------------------------------
                                     Title:

                                 ACKNOWLEDGEMENT


PROVINCE OF ONTARIO


                  On the day of August in the year 2002 before me, the undersigned, a Notary Public in and for said Province, personally appeared _____________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.




                                  Notary Public